UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

_______________________

Date of Report

(Date of earliest

event reported):          May 29, 2014

              Hudson Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-50129	59-3547281
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

560 Lexington Avenue, New York, New York  10022

(Address of principal executive offices, including zip code)

(212) 351-7300

(Registrant’s telephone number, including area code)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 2, 2014, Hudson Global, Inc. (the “Company”) filed a Certificate of Amendment to its Certificate of Incorporation (the “Amendment”) as well as an Amended and Restated Certificate of Incorporation reflecting the Amendment with the Secretary of State of the State of Delaware after the Company’s stockholders approved the Amendment on May 29, 2014. The Amendment provides for the declassification of the Company’s board of directors to be phased in commencing with the 2015 annual meeting of stockholders, and would result in the Company’s board of directors being fully declassified (and all directors standing for annual elections) commencing with the 2017 annual meeting of stockholders. The Amendment would not change the unexpired three-year terms of directors elected prior to the effectiveness of the Amendment (including directors elected at the 2014 annual meeting of stockholders). Accordingly, the three-year term for directors elected at the 2012 annual meeting of stockholders will expire at the 2015 annual meeting of stockholders, the three-year term for directors elected at the 2013 annual meeting of stockholders will expire at the 2016 annual meeting of stockholders, and the three-year term for directors elected at the 2014 annual meeting of stockholders will expire at the 2017 annual meeting of stockholders. The Amendment also provides that, until the 2017 annual meeting of stockholders, a director may be removed by the stockholders only “for cause” and, following the 2017 annual meeting of stockholders, a director may be removed by the Company’s stockholders, with or without cause, by the affirmative vote of the holders of a majority of the shares of the Company entitled to vote at an election of directors. Copies of the Amendment and the Company’s Amended and Restated Certificate of Incorporation reflecting the Amendment are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

The Company’s board of directors has approved amendments to the Company’s by-laws to implement the declassification of the Company’s board of directors by providing that directors will be elected and may only be removed in accordance with the Amended and Restated Certificate of Incorporation. The amendments to the Company’s by-laws did not require any stockholder action and became effective at the same time as stockholder approval of the Amendment. Copies of the amendments to the Company’s by-laws and the Company’s by-laws as amended and restated are filed as Exhibits 3.3 and 3.4, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 5.07.         Submission of Matters to a Vote of Security Holders.

On May 30, 2014, the independent inspector of elections for the annual meeting of stockholders of the Company held on May 29, 2014 (the “Annual Meeting”) delivered its final tabulation of voting results for each of the matters submitted to a vote at the Annual Meeting certifying the results set forth below.  Because of the contested nature of the Annual Meeting, there were no broker non-votes on any matter submitted to a vote at the Annual Meeting.

The Company’s stockholders elected the following nominees as directors for terms expiring at the Company’s 2017 annual meeting of stockholders:  Richard J. Coleman, Jr. and Jeffrey E. Eberwein. The complete final tabulation of voting results for the election of directors is set forth below.

Nominee	Shares Voted For	Shares Withheld
Richard J. Coleman, Jr.	27,139,366	5,921
Robert B. Dubner	1,843,244	399,196
Jeffrey E. Eberwein	22,502,407	4,642,880
Jennifer Laing	1,843,044	399,396

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The Company’s stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement. The final vote with respect to this matter was as follows:

Shares Voted For	Shares Voted Against	Abstentions

16,215,770	10,782,200	2,340,144

The Company’s stockholders ratified the appointment of KPMG LLP as independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2014. The final vote with respect to this matter was as follows:

Shares Voted For	Shares Voted Against	Abstentions

29,280,185	91,583	18,217

The Company’s stockholders adopted and approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to declassify the Company’s Board of Directors and provide for the annual election of directors. The final vote with respect to this matter was as follows:

Shares Voted For	Shares Voted Against	Abstentions

29,200,559	173,310	13,858

Item 9.01              Financial Statements and Exhibits.

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Exhibits.

(3.1)	Amendment to Amended and Restated Certificate of Incorporation of Hudson Global, Inc.

(3.2)	Amended and Restated Certificate of Incorporation of Hudson Global, Inc.

(3.3)	Amendments to By-laws of Hudson Global, Inc.

(3.4)	Amended and Restated By-laws of Hudson Global, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON GLOBAL, INC.

Date: June 2, 2014	By:	/s/ Latham Williams
Latham Williams
Senior Vice President, Legal Affairs and
Administration, Corporate Secretary

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HUDSON GLOBAL, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

(3.1)	Amendment to Amended and Restated Certificate of Incorporation of Hudson Global, Inc.

(3.2)	Amended and Restated Certificate of Incorporation of Hudson Global, Inc.

(3.3)	Amendments to By-laws of Hudson Global, Inc.

(3.4)	Amended and Restated By-laws of Hudson Global, Inc.

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